Exhibit (d)(2)

AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT

Amended and Restated Investment Sub-Advisory Agreement made as of April 14, 2010, by and among Invesco PowerShares Capital Management LLC (the “Adviser”) and each of Invesco Advisers, Inc., Invesco Asset Management Deutschland, GmbH, Invesco Asset Management Ltd., Invesco Asset Management (Japan) Limited, Invesco Australia Limited, Invesco Hong Kong Limited, Invesco Senior Secured Management, Inc. and Invesco Trimark Ltd. (each a “Sub-Adviser” and collectively, the “Sub-Advisers”).

WHEREAS, the Adviser entered into an Investment Advisory Agreement, dated March 20, 2008, and subsequently amended thereto (the “Advisory Agreement”), with PowerShares Actively Managed Exchange-Traded Fund Trust (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), pursuant to which the Adviser acts as investment adviser to the series of the Trust; and

WHEREAS, the Adviser entered into an Investment Sub-Advisory Agreement with the Sub-Advisers dated November 20, 2008, and subsequently amended thereto, to provide investment sub-advisory services; and

WHEREAS, as of April 30, 2009, the Investment Sub-Advisory Agreement was amended and restated to make ministerial changes designed to facilitate the administration of this Agreement; and

WHEREAS, as of April 14, 2010, the Investment Sub-Advisory Agreement was amended and restated to make ministerial changes designed to facilitate the administration of this Agreement; and

WHEREAS, the Adviser, with the approval of the Trust’s Board of Trustees (“Board”), including a majority of the Trustees who are not “interested persons” as defined in the 1940 Act (the “Independent Trustees”), desires to amend and restate the Investment Sub-Advisory Agreement (as amended and restated hereby, this “Agreement”) to make changes to reflect the merger and renaming of certain Sub-Advisers and desires to retain each Sub-Adviser to provide investment advisory services to certain series of the Trust, as set forth in Schedule A attached hereto, as may be amended from time to time (each series, a “Fund” and collectively, the “Funds”), in connection with the Advisory Agreement, and each Sub-Adviser is willing to render such investment advisory services; and

WHEREAS, the Sub-Advisers and their affiliates have personnel in various locations throughout the world and have been formed in part for the purpose of researching and compiling information and recommendations on the economies of various countries and securities of issuers located in such countries or on various types of investments and investment techniques, and providing investment advisory services in connection therewith.

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed among the parties hereto as follows:

1.             Appointment.  The Adviser hereby appoints each Sub-Adviser as sub-adviser of each Fund for the period and on the terms set forth in this Agreement. Each Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The services and the portion of the investments of each Fund to be advised or managed by each Sub-Adviser shall be as agreed upon from time to time by the Adviser and the Sub-Advisers.  Each Sub-Adviser shall pay the salaries and fees of all personnel of such Sub-Adviser performing services for the Fund related to research, statistical and investment activities.

2.             Duties as Sub-Adviser.

(a)           Subject to the supervision of the Board and the Adviser, if and to the extent requested by the Adviser, each Sub-Adviser shall provide a continuous investment program for all or a portion of the assets of each Fund (with respect to each Sub-Adviser, its “Sub-Advised Assets”), including investment research and management, with respect to all securities and investments and cash equivalents of the Fund, in accordance with the investment objective, policies, strategies and limitations of the Fund, as provided in the Trust’s registration statement, as currently in effect and amended from time to time. With respect to its Sub-Advised Assets, each Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund, and, for any Fund for which the Sub-Advisers are responsible for executing trades, the brokers and dealers through whom trades will be executed.

(b)           For any Fund, with respect to its Sub-Advised Assets, for which each Sub-Adviser is responsible for executing trades, each Sub-Adviser agrees that, in placing orders with brokers and dealers, it will attempt to obtain the best net result in terms of price and execution. Consistent with this obligation, with respect to its Sub-Advised Assets, each Sub-Adviser may, in its discretion, use brokers or dealers who provide the Funds, the Adviser’s other clients, or the Sub-Adviser’s other clients with research, analysis, advice and similar services. With respect to its Sub-Advised Assets, each Sub-Adviser may cause a Fund to pay those brokers and dealers in return for such brokerage and research services, a higher commission or spread than may be charged by other brokers and dealers, subject to the Sub-Adviser determining in good faith that such commission or spread is reasonable in terms of the particular transaction or of the overall responsibilities of the Sub-Adviser to a Fund and that the total commissions or spreads paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term.  In no instance will portfolio securities be purchased from or sold to the Sub-Adviser(s), or any affiliated person thereof, except in accordance with the applicable federal securities laws and the rules and regulations thereunder and any exemptive orders currently in effect.  With respect to its Sub-Advised Assets, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients, the Sub-Adviser may to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased in order to obtain best execution.  In such event, orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account.  With respect to its Sub-Advised Assets, each Sub-Adviser may buy or sell securities for a Fund and simultaneously sell or buy such securities for another client account.  Subject to applicable legal and regulatory requirements and Trust procedures, the Sub-Adviser may effectuate cross transactions between the Fund and such other account if it deems this to be advantageous to both of the accounts involved. Each Sub-Adviser agrees that it shall not consult with any other sub-adviser engaged by the Adviser that is not a party to this Agreement, or each Sub-Adviser’s affiliates with respect to the securities transactions or other assets of the Fund or another sub-advised Fund, except to the extent permitted by certain exemptive rules under the 1940 Act that permit certain transactions with a sub-adviser or its affiliates.

Notwithstanding the foregoing, each Sub-Adviser agrees that the Adviser shall have the right by written notice to identify securities that may not be purchased on behalf of a Fund and/or brokers or dealers through or with which portfolio transactions on behalf of the Fund may not be effected.  Each Sub-Adviser shall refrain from purchasing such securities for the Fund or directing any portfolio transaction to any such broker or dealer on behalf of the Fund, unless and until the written approval of the Adviser or the Board, as the case may be, is obtained.

(c)           Each Sub-Adviser shall maintain all books and records with respect to the securities transactions of the Sub-Advised Assets for any Fund for which the Sub-Adviser is responsible for executing trades, and shall furnish the Board and Adviser with such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Board or Adviser reasonably may request.  Each Sub-Adviser shall also furnish to the Adviser any other information relating to the securities transactions of the Sub-Advised Assets that is required to be filed by the Adviser or the Trust with the U.S. Securities and Exchange Commission (“SEC”) or sent to shareholders pursuant to the federal securities laws or the rules thereunder.  Each Sub-Adviser shall keep the Adviser informed of developments materially affecting a Fund or the Trust.  The Adviser, the Trust’s officers and the Funds’ independent registered public accounting firm shall be permitted to inspect and audit such records pertaining to the Funds at reasonable times during regular business hours with advance notice.  Each Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust, and agrees to preserve for the periods prescribed by applicable law any records which it maintains for the Trust and which are required to be maintained, and further agrees to surrender promptly to the Trust such records or to transfer said records to any successor sub-adviser upon request by the Trust.

(d)           Each Sub-Adviser shall make its officers and employees available to meet with the officers of the Adviser and the Trust and the Board, either in person or, at the mutual convenience of the Adviser, the Board and the Sub-Adviser, by telephone, on due notice to review a Fund’s investments. In addition, each Sub-Adviser shall, on each Sub-Adviser’s own initiative, and as reasonably requested by the Adviser, for itself and on behalf of the Trust, furnish to the Adviser from time to time whatever information the Adviser reasonably believes appropriate for this purpose.  For any Fund for which a Sub-Adviser is responsible for executing trades, such Sub-Adviser, from time to time, shall furnish to the Adviser and Trust’s officers and to the Board, at such Sub-Adviser’s expense, reports on securities transactions and reports on issuers of securities held by a Fund, all in such detail as the Trust or the Adviser may reasonably request. In addition, with respect to its Sub-Advised Assets, each Sub-Adviser shall provide advice and assistance to the Adviser, as necessary, as to the determination of the value of securities held or to be acquired by a Fund for valuation purposes.

(e)           With respect to its Sub-Advised Assets, each Sub-Adviser shall provide to the Fund’s custodian each business day information relating to the Fund’s securities transactions.  With respect to its Sub-Advised Assets, each Sub-Adviser shall provide sub-certifications, as reasonably requested by the Adviser or the Trust, in connection with the filings of Form N-CSR or Form N-Q.

(f)            As requested, each Sub-Adviser shall vote proxies with respect to securities held by the Fund in accordance with the guidelines established by the Sub-Adviser and approved by the Board.

(g)           Each Sub-Adviser is and shall, for all purposes herein provided, be deemed an independent contractor and, except as expressly provided herein or authorized in writing by the Adviser, no Sub-Adviser shall have authority to act for or represent the Funds or the Trust or otherwise be deemed an agent of the Fund, Trust or Adviser. Such designation of each Sub-Adviser as an independent contractor shall in no way limit each Sub-Adviser’s fiduciary duties under this Agreement.

3.             Further Duties. In all matters relating to the performance of this Agreement, each Sub-Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and registration statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, the Internal Revenue Code of 1986, as amended, exemptive orders granted by the SEC, and all other applicable laws and regulations, as each is amended from time to time. Each Sub-Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure compliance with each Fund’s investment objective, policies, strategies and limitations as stated in the registration statement and with the 1940 Act (or other relevant law).

4.             Services Not Exclusive. The services furnished by each Sub-Adviser hereunder are not to be deemed exclusive and each Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of any Sub-Adviser, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

5.             Use of Subsidiaries and Affiliates.  Each Sub-Adviser may perform any or all of the services contemplated hereunder, including but not limited to providing investment advice to the Funds and placing orders for the purchase and sale of portfolio securities or other investments for the Funds, directly or through such of its subsidiaries or other affiliates, including each of the other Sub-Advisers, as such Sub-Adviser shall determine; provided, however, that performance of such services through such subsidiaries or other affiliates shall have been approved, when required by the 1940 Act, by (i) a vote of a majority of the Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of a party to this Agreement, other than as Board members (“Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval, and/or (ii) a vote of a majority of that Fund’s outstanding voting securities.

6.             Representations and Warranties of the Sub-Adviser.

(a)           Each Sub-Adviser represents that it is duly registered as an investment adviser under the Investment Advisers Act of 1940 (“Advisers Act”) and will continue to be so registered for so long as this Agreement remains in effect; is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; has the authority to enter into and perform the services contemplated by this Agreement; and  will immediately notify the

Adviser of the occurrence of any event that would disqualify the Sub-Adviser from performing pursuant to this Agreement.

(b)           Each Sub-Adviser represents that it has adopted and maintains a written code of ethics as required by Rule 17j-1 under the 1940 Act, policies and procedures regarding the detection and prevention of the misuse of material, non-public information by each Sub-Adviser and its employees and policies and procedures that are reasonably designed to prevent a violation of the federal securities laws as defined in Rule 38a-1 under the 1940 Act, and each Sub-Adviser will provide such code of ethics and policies and procedures, including any amendments thereto, to the Adviser.

(c)           Each Sub-Adviser has provided the Adviser with a copy of its Form ADV and agrees to provide to the Adviser any amendments thereto.

(d)           Each Sub-Adviser represents that it has read and understands the Trust’s registration statement and warrants that it will use all reasonable efforts to adhere to the investment objective(s), policies, strategies and restrictions contained therein when investing a Fund’s assets.

(e)           The Adviser shall provide and each Sub-Adviser represents and warrants that it has reviewed any disclosure set forth in each Fund’s regulatory documents or sales literature about the Sub-Adviser or its management of the Fund and such disclosure is accurate and does not contain any untrue statement of material fact or any omission of a material fact which is required to make the statement contained therein not misleading.  Each Sub-Adviser agrees to notify the Adviser and the Trust if any such disclosure as to the Sub-Adviser becomes untrue, inaccurate or incomplete in any material respect or the Sub-Adviser undergoes any reorganization, including a change in its ownership or a change of portfolio managers to a Fund who are employees of the Sub-Adviser.

7.             Duties of the Adviser.

(a)           The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Advisory Agreement and shall supervise and oversee each Sub-Adviser’s performance of its duties under this Agreement; provided, however, that nothing herein shall relieve each Sub-Adviser of its responsibility to comply with the Trust’s Agreement and Declaration of Trust, By-Laws, and registration statement, and all applicable laws and regulations, as each is amended from time to time. Notwithstanding the foregoing, each Sub-Adviser and Adviser shall agree, in consultation with the Board, on the responsibilities of each Sub-Adviser, if any, as they pertain to executing trades for a Fund.

(b)           The Adviser shall furnish each Sub-Adviser with copies of each of the Trust’s Agreement and Declaration of Trust, By-Laws, registration statement and exemptive application and order, as each is amended from time to time.

8.             Compliance.

(a)           Each Sub-Adviser agrees that it shall promptly notify the Adviser and the Trust: (i) in the event that the SEC or any other regulatory authority has censured its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) in the event that there is a change in the Sub-Adviser, financial or otherwise, that adversely affects its ability to perform services under this Agreement or (iii) upon having a reasonable basis for believing that, as a result of the Sub-Adviser’s management of a Fund’s assets, the Fund’s investment portfolio has ceased to adhere to the Fund’s investment objective, policies, strategies or restrictions as stated in the registration statement or is otherwise in violation of applicable law.

(b)           The Adviser agrees that it shall promptly notify each Sub-Adviser: (i) in the event that the SEC has censured the Adviser or the Trust; placed limitations upon any of its activities, functions or operations; suspended or revoked the Adviser’s registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions; (ii) of the occurrence of any event that could disqualify the Adviser from serving as an investment adviser; or (iii) in the event that there is a change in the Adviser, financial or otherwise, that adversely affects its ability to perform services under this Agreement.

(c)           The Trust and the Adviser shall be given access to any and all records or other documents of each Sub-Adviser at reasonable times solely for the purpose of monitoring compliance with the terms of this Agreement and the rules and regulations applicable to the Sub-Adviser relating to its providing investment advisory services to the Fund, including without limitation records relating to trading by employees of the Sub-Adviser for their own accounts and on behalf of other clients. Each Sub-Adviser agrees to promptly cooperate with the Trust and the Adviser and their representatives in connection with requests for such records or other documents.

(d)           Each Sub-Adviser shall immediately forward, upon receipt, to the Adviser any correspondence from the SEC or other regulatory authority that relates to the Fund or the Adviser generally.

9.             Expenses.

(a)           During the term of this Agreement, each Fund will bear all expenses not specifically assumed by the Adviser and any Sub-Adviser, including the fee payment under the Advisory Agreement, brokerage expenses, taxes, interest, litigation expenses and other extraordinary expenses.

(b)           The payment or assumption by any Sub-Adviser of any expense of the Trust or any Fund that the Sub-Adviser is not required by this Agreement to pay or assume shall not obligate the Sub-Adviser to pay or assume the same or any similar expense of the Trust or any Fund on any subsequent occasion.

10.          Compensation.

(a)           The only fees payable to the Sub-Advisers under this Agreement are for providing discretionary investment management services pursuant to paragraph 2(a) above.  For such services, the Adviser will pay each Sub-Adviser a fee in an amount set forth in Schedule A to this Agreement.

(b)           If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

11.          Limitation of Liability of Sub-Adviser and Indemnification. No Sub-Adviser shall be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Fund or the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance by the Sub-Adviser of its duties or from reckless disregard by the Sub-Adviser of its obligations and duties under this Agreement.  Nothing herein contained shall protect any Sub-Adviser against any liability to the Adviser, the Fund or its shareholders if any Sub-Adviser shall have caused the Fund to be in violation of any federal or state law, rule or regulation or any investment objective, policy, strategy or restriction as set forth in the Trust’s registration statement or any written guidelines, policies or procedures provided by the Board or the Adviser.  Any person, even though also an officer, partner, employee, or agent of a Sub-Adviser, who may be or become a Trustee, officer, employee or agent of the Trust, shall be deemed, when rendering services to a Fund or the Trust or acting with respect to any business of a Fund or the Trust, to be rendering such service to or acting solely for the Fund or the Trust and not as an officer, partner, employee, or agent or one under the control or direction of the Sub-Adviser even though paid by it.

12.          Insurance.  Each Sub-Adviser shall maintain for the duration hereof, with an insurer acceptable to the Adviser, a blanket bond and professional liability or errors and omissions insurance in an amount or amounts deemed by the Sub-Adviser in its sole discretion to be sufficient to meet its obligations to its clients, including the Fund.

13.          Duration and Termination.

(a)           This Agreement, with respect to each Fund, was initially approved, and is effective, on the dates set forth in the attached Schedule A; provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of the Trust’s Board, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Fund’s outstanding voting securities, when required by the 1940 Act.

(b)           Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until the termination date set forth in Schedule A, and shall continue in effect from year to year thereafter provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Fund, by vote of a majority of the outstanding voting securities of that Fund.

(c)           Notwithstanding the foregoing, with respect to any Fund(s) or any Sub-Adviser(s) this Agreement may be terminated at any time, without the payment of any penalty, (i) by vote of the Board or by a vote of a majority of the outstanding voting securities of such Fund(s) on sixty days’ written notice to such Sub-Adviser(s); or (ii) by the Adviser on sixty days’ written notice to such Sub-Adviser(s); or (iii) by a Sub-Adviser on sixty days’ written notice to the Adviser and the Trust.  Should this Agreement be terminated with respect to a Sub-Adviser, the Adviser shall assume the duties and responsibilities of such Sub-Adviser unless and until the Adviser appoints another Sub-Adviser to perform such duties and responsibilities.  Termination of this Agreement with respect to one or more Fund(s) or Sub-Adviser(s) shall not affect the continued effectiveness of this Agreement with respect to any remaining Fund(s) or Sub-Adviser(s).

(d)           This Agreement shall automatically terminate in the event of its assignment, or in the event the Advisory Agreement is terminated.

14.          Confidentiality.  Each Sub-Adviser agrees that it will not disclose or use any records or information it obtains pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information it obtains directly as a result of this service relationship, and each Sub-Adviser shall disclose such non-public information only if the Adviser or the Board has authorized such disclosure, or if such information is or hereafter otherwise is known by the Sub-Adviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others or becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Sub-Adviser in connection with the performance of their professional services. Notwithstanding the foregoing, each Sub-Adviser, as appropriate in connection with the Sub-Advised Assets may disclose the total return earned by a Fund and may include such total return in the calculation of composite performance information without prior approval by the Adviser or the Trust’s Board and shall have reasonable access to the records of the Trust supporting such total return calculations.

15.          Entire Agreement/Amendment.  This Agreement constitutes the entire understanding and agreement of the parties.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement as to any given Fund shall be effective until approved by vote of a majority of such Fund’s outstanding voting securities, when required by the 1940 Act.

16.          Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Illinois (without regard to State of Illinois conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Illinois conflict with the applicable provisions of the 1940 Act, the latter shall control.

17.          Severability.  Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties thereto and their respective successors.

18.          Notices.  Any notices under this Agreement shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice.  Until further notice to the other parties, it is agreed that the address of the Adviser shall be:

Invesco PowerShares Capital Management LLC

301 W. Roosevelt Road

Wheaton, Illinois 60187

Attention: H. Bruce Bond

With a copy to:

Invesco Aim Management Group, Inc.

11 Greenway Plaza, Suite 100

Houston, TX  77046

Attention:  General Counsel

Until further notice to the other parties, it is agreed that the address of each Sub-Adviser shall be set forth in Schedule B attached hereto.

19.          Multiple Sub-Advisory Agreements.  This Agreement has been signed by multiple parties; namely the Adviser, on one hand, and each Sub-Adviser, on the other.  The parties have signed one document for administrative convenience to avoid a multiplicity of documents.  It is understood and agreed that this document shall constitute a separate sub-advisory agreement between the Adviser and each Sub-Adviser with respect to each Fund, as if the Adviser and such Sub-Adviser had executed a separate sub-advisory agreement naming such Sub-Adviser as a sub-adviser to such Fund.  With respect to any one Sub-Adviser, (i) references in this Agreement to “a Sub-Adviser” or to “each Sub-Adviser” shall be deemed to refer only to such Sub-Adviser, and (ii) the term “this Agreement” shall be construed according to the foregoing provisions.

20.          Miscellaneous.

(a)           The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person,” “assignment,” “broker,” “dealer,” “investment adviser,” “national securities exchange,” “net assets,” “prospectus,” “sale,” “sell” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by SEC by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

(b)           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC		INVESCO ADVISERS, INC.
Sub-Adviser
Adviser
		By:	/s/ John M. Zerr
By:	/s/ Andrew Schlossberg
		Name:	John M. Zerr
Name:	Andrew Schlossberg
		Title:	Senior Vice President
Title:	Managing Director

INVESCO ASSET MANAGEMENT DEUTSCHLAND, GMBH

Sub-Adviser

		By:	/s/ Karl-George Bayer

		Name:	Karl-George Bayer

		Title:	Managing Director

INVESCO ASSET MANAGEMENT DEUTSCHLAND, GMBH

Sub-Adviser

		By:	/s/ Alexander Lehmann

		Name:	Alexander Lehmann

		Title:	Managing Director

INVESCO ASSET MANAGEMENT LTD.

Sub-Adviser

		By:	/s/ Michelle Moran

		Name:	Michelle Moran

		Title:	Head of Legal for UK and Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub- Adviser

By:	/s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa

Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub- Adviser

By:	/s/ Robert Ades

Name:	Robert Ades

Title:	Director

INVESCO AUSTRALIA LIMITED

Sub- Adviser

By:	/s/ Ian Coltman

Name:	Ian Coltman

Title:	Head of Legal

INVESCO HONG KONG LIMITED

Sub- Adviser

By:	/s/ Anna Tong

Name:	Anna Tong

Title:	Director

INVESCO HONG KONG LIMITED

Sub- Adviser

By:	/s/ Gracie Liu

Name:	Gracie Liu

Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor

Title:	Secretary & General Counsel

INVESCO TRIMARK LTD.

Sub-Adviser

By:	/s/ Eric J. Adelson

Name:	Eric J. Adelson

Title:	Senior Vice President, Legal & Secretary

INVESCO TRIMARK LTD.

Sub-Adviser

By:	/s/ Wayne Bolton

Name:	Wayne Bolton

Title:	Vice President, Compliance

SCHEDULE A

(as of December 18, 2012)

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares Active U.S. Real Estate Fund

The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month.  This fee shall be payable on or before the last business day of the next succeeding calendar month.  In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.

		6/20/08	11/18/08	11/19/08	4/30/13

SCHEDULE B

Addresses of Sub-Advisers

Invesco Advisers, Inc.

11 Greenway Plaza

Suite 1000

Houston, Texas 77046

Invesco Asset Management Deutschland, GmbH

An der Welle 5

1st Floor

Frankfurt, Germany 60313

Invesco Asset Management Ltd.

30 Finsbury Square

London, United Kingdom

EC2A 1AG

Invesco Asset Management (Japan) Limited

Roppongi Hills Mori Tower 14F

6-10-1 Roppongi, Minato-ku, Tokyo 106-6114

Invesco Australia Limited

333 Collins Street, Level 26

Melbourne Vic 3000, Australia

Invesco Hong Kong Limited

41/F, Citibank Tower 3 Garden Road

Central Hong Kong

Invesco Senior Secured Management, Inc.

1166 Avenue of the Americas

New York, NY 10036

Invesco Canada Ltd.

5140 Yonge Street

Suite 900

Toronto, Ontario

Canada M2N 6X7